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                          AGREEMENT AND PLAN OF MERGER


                          DATED AS OF DECEMBER 15, 1996


                                  By and Among


                                 CONSECO, INC.,


                            ROCK ACQUISITION COMPANY


                                       and


                        PIONEER FINANCIAL SERVICES, INC.






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




                                TABLE OF CONTENTS

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                                                                                                               Page
                                                                                                               ----


                                    ARTICLE I

                  THE MERGER....................................................................................  1
                  1.1      The Merger...........................................................................  1
                  1.2      Closing............................................................................... 1
                  1.3      Effective Time.......................................................................  2
                  1.4      Certificate of Incorporation.........................................................  2
                  1.5      By-Laws..............................................................................  2
                  1.6      Directors............................................................................  2
                  1.7      Officers.............................................................................  2
                  1.8      Conversion of RAC Shares.............................................................  2
                  1.9      Conversion of Shares ................................................................  2
                  1.10     Exchange of Certificates.............................................................  3
                  1.11     Treatment of Convertible Subordinated Notes..........................................  6

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................  6
                  2.1      Organization, Standing and Corporate Power...........................................  6
                  2.2      Capital Structure....................................................................  6
                  2.3      Authority; Noncontravention..........................................................  7
                  2.4      SEC Documents........................................................................  8
                  2.5      Absence of Certain Changes or Events.................................................  9
                  2.6      Absence of Changes in Benefit Plans.................................................. 10
                  2.7      Benefit Plans........................................................................ 10
                  2.8      Taxes................................................................................ 11
                  2.9      No Excess Parachute Payments; Section 162(m) of
                           the Code............................................................................. 12
                  2.10     Voting Requirements.................................................................. 12
                  2.11     Compliance with Applicable Laws...................................................... 12
                  2.12     Opinion of Financial Advisor......................................................... 14
                  2.13     Brokers.............................................................................. 14

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF CONSECO AND RAC............................................. 14
                  3.1      Organization, Standing and Corporate Power........................................... 14
                  3.2      Conseco Capital Structure............................................................ 15
                  3.3      Authority; Noncontravention.......................................................... 15
                  3.4      SEC Documents........................................................................ 17
                  3.5      Absence of Certain Changes or Events................................................. 17
                  3.6      Compliance with Applicable Laws...................................................... 18
                  3.7      No Prior Activities.................................................................. 19
                  3.8      Brokers.............................................................................. 19
                  3.9      Voting Requirements.................................................................. 19

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                                   ARTICLE IV

                  ADDITIONAL AGREEMENTS......................................................................... 20
                  4.1      Preparation of Form S-4 and the Proxy Statement;
                           Information Supplied................................................................. 20
                  4.2      Meeting of Stockholders.............................................................. 21
                  4.3      Letter of the Company's Accountants.................................................. 21
                  4.4      Letter of Conseco's Accountants...................................................... 21
                  4.5      Access to Information; Confidentiality............................................... 22
                  4.6      Commercially Reasonable Efforts...................................................... 22
                  4.7      Public Announcements................................................................. 22
                  4.8      Acquisition Proposals................................................................ 22
                  4.9      Fiduciary Duties..................................................................... 23
                  4.10     Consents, Approvals and Filings...................................................... 24
                  4.11     Certain Fees......................................................................... 24
                  4.12     Affiliates and Certain Stockholders.................................................. 25
                  4.13     NYSE Listing......................................................................... 26
                  4.14     Stockholder Litigation............................................................... 26
                  4.15     Indemnification...................................................................... 26
                  4.16     Stock Options ....................................................................... 27
                  4.17     Officers' Certificates Relating to Tax Treatment. ................................... 27
                  4.18     Severance and Other Payments ........................................................ 28
                  4.19     Employment Agreement................................................................. 28
                  4.20     Existing Employment Agreements....................................................... 28

                                    ARTICLE V

                  COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER..................................... 28
                  5.1      Conduct of Business by the Company................................................... 28
                  5.2      Conduct of Business by Conseco....................................................... 31
                  5.3      Other Actions ....................................................................... 31
                  5.4      Conduct of Business of RAC........................................................... 31

                                   ARTICLE VI

                  CONDITIONS PRECEDENT.......................................................................... 32
                  6.1      Conditions to Each Party's Obligation To Effect
                           the Merger........................................................................... 32
                  6.2      Conditions to Obligations of Conseco and RAC......................................... 33
                  6.3      Conditions to Obligation of the Company.............................................. 34

                                   ARTICLE VII

                  TERMINATION, AMENDMENT AND WAIVER............................................................. 35
                  7.1      Termination.......................................................................... 35
                  7.2      Effect of Termination................................................................ 35
                  7.3      Amendment............................................................................ 36
                  7.4      Extension; Waiver.................................................................... 36
                  7.5      Procedure for Termination, Amendment,   Extension
                           or Waiver............................................................................ 36

                                  ARTICLE VIII

                  SURVIVAL OF PROVISIONS........................................................................ 36
                  8.1      Survival............................................................................. 36

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                                   ARTICLE IX

                  NOTICES....................................................................................... 36
                  9.1      Notices.............................................................................. 36

                                    ARTICLE X

                  MISCELLANEOUS................................................................................. 37
                  10.1      Entire Agreement.................................................................... 37
                  10.2      Expenses............................................................................ 38
                  10.3      Counterparts ....................................................................... 38
                  10.4      No Third Party Beneficiary.......................................................... 38
                  10.5      Governing Law....................................................................... 38
                  10.6      Assignment; Binding Effect.......................................................... 38
                  10.7      Enforcement..........................................................................38
                  10.8      Headings, Gender, etc............................................................... 38
                  10.9      Invalid Provisions.................................................................. 39



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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of December 15, 1996 by and among CONSECO, INC., an Indiana corporation ("Conseco"), ROCK ACQUISITION COMPANY, a Delaware corporation and wholly-owned subsidiary of Conseco ("RAC"), and PIONEER FINANCIAL SERVICES, INC., a Delaware corporation (the "Company").

                                    PREAMBLE

         WHEREAS, the respective Boards of Directors of Conseco, RAC and the Company have approved the merger of RAC with and into the Company, upon the terms and subject to the conditions set forth herein; and

         WHEREAS,   Conseco,   RAC  and  the  Company  desire  to  make  certain
representations, warranties, covenants and agreements in connection with such merger and also to prescribe various conditions to such merger;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as such term is defined in Section 1.3 hereof), RAC shall be merged with and into the Company (the "Merger"), in a transaction intended to qualify as a tax-free reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), in accordance with the Delaware General Corporation Law (the "DGCL"), and the separate corporate existence of RAC shall cease and the Company shall continue as the surviving corporation under the laws of the State of Delaware (the "Surviving Corporation") with all the rights, privileges, immunities and powers, and subject to all the duties and liabilities, of a corporation organized under the DGCL.

         1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in
Article VI, the closing of the Merger (the "Closing") will take place at 9:00 a.m. on the second business day following the date on which the last to be fulfilled or waived of the conditions set forth in Article VI shall be fulfilled or waived in accordance with this Agreement (the "Closing Date"), at the office of Conseco in Carmel, Indiana, unless another date, time or place is agreed to in writing by the parties hereto.

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         1.3 Effective  Time. The parties hereto will file with the Secretary of
State of the State of Delaware (the "Delaware Secretary of State") on the Closing Date (or on such other date as Conseco and the Company may agree) a certificate of merger executed in accordance with the relevant provisions of the DGCL and make all other filings or recordings required under the DGCL in connection with the Merger. The Merger shall become effective upon the filing of the certificate of merger with the Delaware Secretary of State, or at such later time as is specified in the certificate of merger (the "Effective Time").

         1.4 Certificate of Incorporation. The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law.

         1.5 By-Laws. The By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law.

         1.6 Directors. The directors of RAC at the Effective Time shall be the directors of the Surviving Corporation.

         1.7 Officers. The officers of RAC at the Effective Time shall be the officers of the Surviving Corporation.

         1.8 Conversion of RAC Shares. Each share of common stock of RAC issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

         1.9 Conversion of Shares. (a) Outstanding Shares. Each of the shares of common stock, $1.00 par value, of the Company (the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares held as treasury shares by the Company) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into a right to receive
(i) if the Conseco Share Price (as defined below) is greater than or equal to $56.00 per share and less than or equal to $62.75 per share, 0.4464 of a validly issued, fully paid and nonassessable share of common stock, without par value, of Conseco ("Conseco Common Stock"), (ii) if the Conseco Share Price is less than $56.00 per share, the fraction (rounded to the nearest ten- thousandth) of a share of Conseco Common Stock determined by dividing $25.00 by the Conseco Share Price or (iii) if the Conseco Share Price is greater than $62.75 per share, the fraction (rounded to the nearest ten-thousandth) of a share of Conseco Common Stock determined by dividing $28.01 by the Conseco Share Price. The "Conseco Share Price" shall be equal to the average of the closing prices of the Conseco Common Stock on the New York Stock Exchange ("NYSE") Composite Transactions Reporting System,

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as reported  in The Wall Street  Journal,  for the 10 trading  days  immediately preceding the second trading day prior to the Effective Time. The Conseco Common Stock to be issued to holders of Shares in accordance with this Section and any cash to be paid in accordance with Section 1.10 in lieu of fractional shares of Conseco Common Stock are referred to collectively as the "Merger Consideration".

         (b) Treasury Shares. Each Share issued and outstanding immediately prior to the Effective Time which is then held as a treasury share by the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Company, be canceled and retired and cease to exist, without any conversion thereof.

         (c) Impact of Stock Splits, etc. In the event of any change in Conseco Common Stock between the date of this Agreement and the Effective Time of the Merger by reason of any stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the number and class of shares of Conseco Common Stock to be issued and delivered in the Merger in exchange for each outstanding Share as provided in this Agreement and the calculation of all share prices provided for in this Agreement shall be proportionately adjusted.

         (d) Treatment of Company Stock Options. From and after the Effective Time, each outstanding unexpired stock option ("Company Stock Option") to purchase Shares which has been granted pursuant to the Company's Nonqualified Stock Option Plan, as amended to the date hereof, or the Company's 1994 Omnibus Stock Incentive Program, as amended to the date hereof (collectively, the "Company Stock Plans"), shall be fully vested and exercisable, for the same aggregate consideration payable to exercise such Company Stock Option, for the number of shares of Conseco Common Stock which the holder would have been entitled to receive at the Effective Time if such Company Stock Option had been fully vested and exercised for Shares prior to the Effective Time, and otherwise on the same terms and conditions as were applicable under the Company Stock Plans and the underlying stock option agreement.

         1.10 Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, Conseco shall deposit with its transfer agent and registrar (the "Exchange Agent"), for the benefit of the holders of Shares, certificates representing the shares of Conseco Common Stock to be issued to holders of Shares pursuant to
Section 1.9(a) (such certificates, together with any dividends or distributions with respect to such certificates, being hereinafter referred to as the "Payment Fund").

         (b) Exchange Procedures. As soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented Shares shall, upon surrender to the Exchange Agent of such certificate or certificates and acceptance thereof by the Exchange Agent, be entitled to a certificate representing that number of whole shares

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of Conseco Common Stock (and cash in lieu of fractional shares of Conseco Common
Stock as contemplated by this Section 1.10) which the aggregate number of Shares previously represented by such certificate or certificates surrendered shall have been converted into the right to receive pursuant to Section 1.9(a) of this Agreement. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If the consideration to be paid in the Merger (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate representing Shares surrendered in exchange therefor is registered, it shall be a condition to such exchange that the certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of such consideration to a person other than the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing Shares and if such certificates are presented to the Company for transfer, they shall be canceled against delivery of the Merger Consideration as hereinabove provided. Until surrendered as contemplated by this Section 1.10(b), each certificate representing Shares (other than certificates representing Shares to be canceled in accordance with Section 1.9(b)), shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration payable with respect to such Shares, without any interest thereon, as contemplated by Section 1.9. No interest will be paid or will accrue on any cash payable as Merger Consideration.

         (c) Letter of Transmittal. Promptly after the Effective Time (but in no event more than five business days thereafter), the Surviving Corporation shall require the Exchange Agent to mail to each record holder of certificates that immediately prior to the Effective Time represented Shares which have been converted pursuant to Section 1.9, a form of letter of transmittal and instructions for use in surrendering such certificates and receiving the consideration to which such holder shall be entitled therefor pursuant to
Section 1.9.

         (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Conseco Common Stock with a record date after the Effective Time shall be paid to the holder of any certificate that immediately prior to the Effective Time represented Shares which have been converted pursuant to Section 1.9, until the surrender for exchange of such certificate in accordance with this Article I. Following surrender for exchange of any such certificate, there shall be paid to the holder of such certificate, without interest, (i) at the time of such surrender, the amount of dividends or other
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distributions  with a record date after the Effective Time theretofore paid with respect to the number of whole shares of Conseco Common Stock into which the Shares represented by such certificate immediately prior to the Effective Time were converted pursuant to Section 1.9, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time, but prior to such surrender, and with a payment date subsequent to such surrender, payable with respect to such whole shares of Conseco Common Stock.

         (e) No Further Ownership Rights in Shares. The Merger Consideration paid upon the surrender for exchange of certificates representing Shares in accordance with the terms of this Article I shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such certificates, subject, however, to the Surviving Corporation's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared by the Company on such Shares in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time.

         (f) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Conseco Common Stock shall be issued upon the surrender for exchange of certificates that immediately prior to the Effective Time represented Shares which have been converted pursuant to Section 1.9, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Conseco.

         (ii) Notwithstanding any other provisions of this Agreement, each holder of Shares who would otherwise have been entitled to receive a fraction of a share of Conseco Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Conseco Common Stock multiplied by the Conseco Share Price.

         (g) Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed to the holders of the certificates representing Shares for 120 days after the Effective Time shall be delivered to Conseco, upon demand, and any holders of Shares who have not theretofore complied with this Article I shall thereafter look only to Conseco and only as general creditors thereof for payment of their claim for the cash portion of any Merger Consideration and any dividends or distributions with respect to Conseco Common Stock.

         (h) No Liability. Neither Conseco nor the Exchange Agent shall be liable to any person in respect of any cash, shares, dividends or distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing Shares shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such

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earlier date on which any Merger  Consideration  in respect of such  certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 2.3)), any such cash, shares, dividends or distributions payable in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

         1.11 Treatment of Convertible  Subordinated  Notes.  In accordance with
Section 10.9 of the Indenture dated as of March 27, 1996 with respect to the Company's 6-1/2% Convertible Subordinated Notes due 2003 (the "Convertible Notes"), at the Effective Time each Convertible Note shall automatically become convertible into the number of shares of Conseco Common Stock which the holder of such Convertible Note would have been entitled to receive in the Merger if the holder had converted the Convertible Note into Shares immediately before the Effective Time.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Conseco and RAC as follows:

         2.1 Organization, Standing and Corporate Power. The Company and each subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. The Company and each subsidiary of the Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary. The Company has delivered to Conseco complete and correct copies of its Certificate of Incorporation and Bylaws, as amended to the date of this Agreement.

         2.2 Capital Structure. The authorized capital stock of the Company consists of (i) 30,000,000 Shares and (ii) 5,000,000 shares of preferred stock, no par value (the "Preferred Stock"). At the close of business on December 13, 1996: (i) 12,733,467 Shares were issued and outstanding, 1,863,190 Shares were reserved for issuance pursuant to outstanding Company Stock Options, and 4,312,500 Shares were reserved for issuance upon conversion of the outstanding Convertible Notes and (ii) no shares of Preferred Stock were outstanding and 18,909,157 shares of Series A Junior Preferred Stock were reserved for issuance under the Rights Agreement dated as of December 12, 1990 between the Company and First Chicago Trust Company of New York (the "Rights Agreement"). Except as set forth above, at the close of business on December 13, 1996, no shares of capital stock or other equity securities of

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the Company were issued,  reserved for issuance or outstanding.  All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Plan or any outstanding Company Stock Options will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except for $86,250,000 principal amount of Convertible Notes, no bonds, debentures, notes or other indebtedness of the Company or any subsidiary of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company or any subsidiary of the Company may vote are issued or outstanding. Except as disclosed in Section 2.2 of the Disclosure Schedule dated the date hereof and delivered by the Company to Conseco concurrently herewith (the "Disclosure Schedule"), all the outstanding shares of capital stock of each subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more such
subsidiaries,   free  and  clear  of  all  pledges,   claims,   liens,  charges,
encumbrances   and  security   interests  of  any  kind  or  nature   whatsoever
(collectively, "Liens") except as may be provided by law. Except as set forth above or in Section 2.2 of the Disclosure Schedule, neither the Company nor any subsidiary of the Company has any outstanding option, warrant, subscription or other right, agreement or commitment which either (i) obligates the Company or any subsidiary of the Company to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of the Company or any subsidiary of the Company or (ii) restricts the transfer of Shares. Except as disclosed in Section 2.2 of the Disclosure Schedule, no issued and outstanding Shares are owned by the Company's subsidiaries.

         2.3 Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the approval of its stockholders as set forth in Section 6.1(a) with respect to the consummation of the Merger, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the approval of its stockholders as set forth in Section 6.1(a). This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement constitutes the valid and binding agreement of Conseco, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). Except as disclosed in Section 2.3 of the Disclosure Schedule, the execution and delivery of this Agreement do not, and the

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consummation of the  transactions  contemplated by this Agreement and compliance with the provisions hereof will not, (i) conflict with any of the provisions of the Certificate of Incorporation or Bylaws of the Company or the comparable documents of any subsidiary of the Company, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or
both)  under,  or  give  rise  to  a  right  of  termination,   cancellation  or
acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their assets is bound or affected, (iii) give rise to any rights under the Rights Agreement or entitle any holder of rights under the Rights Agreement to exercise such rights or (iv) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any governmental agency or regulatory authority (a "Governmental Entity") which has not been received or made, is required to be made by the Company or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the filing of premerger
notification   and  report  forms  under  the   Hart-Scott-   Rodino   Antitrust
Improvements Act of 1976, as amended (the "HSR Act"), with respect to the Merger, (ii) the filings and/or notices required under the insurance laws of the jurisdictions set forth in Section 2.3 of the Disclosure Schedule, (iii) the filing with the SEC of (x) a proxy statement relating to the approval by the stockholders of the Company of the Merger (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement"), and (y) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iv) the filing of the certificate of merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business,
(v) such other consents, approvals, authorizations, filings or notices as are set forth in Section 2.3 of the Disclosure Schedule and (vi) any applicable filings under state anti-takeover laws.

         2.4 SEC Documents. (i) The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 (such reports, schedules, forms, statements and other documents, including the exhibits thereto and documents incorporated therein by reference, are hereinafter referred to as the "SEC Documents"); (ii) as of their respective dates, the SEC Documents complied with the requirements of the

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Securities Act of 1933, as amended (the "Securities  Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the consolidated financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X) and fairly present, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

         2.5 Absence of Certain Changes or Events. Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed SEC Documents") or in Section 2.5 of the Disclosure Schedule, since the date of the most recent audited financial statements included in the Filed SEC Documents, the Company and its subsidiaries have conducted their business only in the ordinary course, and there has not been (i) any change which would have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's outstanding capital stock, (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (iv) (x) any granting by the Company or any of its subsidiaries to any executive officer or other employee of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements or employee, director or agent benefit plans in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents, (y) any granting by the Company or any of its subsidiaries to any such executive officer or other employee of any increase in severance or termination pay, except in the ordinary course of business consistent with prior practice or as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents or (z) any entry by the Company or any of its subsidiaries into any employment, severance or termination

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agreement with any such executive officer or other employee or (v) any change in accounting methods, principles or practices by the Company or any of its subsidiaries materially affecting its assets, liability or business, except insofar as may have been required by a change in generally accepted accounting principles.

         2.6 Absence of Changes in Benefit Plans. Except as disclosed in the Filed SEC Documents or in Section 2.6 of the Disclosure Schedule, since the date of the most recent audited financial statements included in the Filed SEC Documents, there has not been any adoption or amendment in any material respect by the Company or any of its subsidiaries of any collective bargaining agreement or any Benefit Plan (as defined in Section 2.7). Except as disclosed in the Filed SEC Documents or in Section 2.6 of the Disclosure Schedule, there exist no employment, consulting, severance, termination or indemnification agreements between the Company or any of its subsidiaries and any current or former employee, officer or director of the Company or any of its subsidiaries.

         2.7 Benefit Plans. (i) Each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (hereinafter a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (hereinafter a "Welfare Plan"), and each other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, bonus or incentive compensation, deferred compensation or severance, in each case maintained or contributed to, or required to be maintained or contributed to, by the Company and its subsidiaries for the benefit of any present or former officers, employees, agents, directors or independent contractors of the Company or any of its subsidiaries (all the foregoing being herein called "Benefit Plans") has been administered in all material respects in accordance with its terms and all applicable laws and regulations. All required contributions to the Benefit Plans have been made. The Company, its subsidiaries and all the Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Code, all other applicable laws applicable to the Company's Benefit Plans and all applicable collective bargaining agreements.

         (ii) None of the Company or any other person or entity that together with the Company is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each a "Commonly Controlled Entity") has incurred any liability to a Pension Plan covered by Title IV of ERISA (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for the payment of premiums not yet due) which liability has not been fully paid as of the date hereof.

         (iii) No Commonly Controlled Entity is required to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid.


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         2.8      Taxes.  Except as disclosed in Section 2.8 of the
Disclosure Schedule,

         (i) Each of the Company and its subsidiaries has filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect individually and in the aggregate would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. All tax returns filed by the Company and each of its subsidiaries are complete and accurate except to the extent that such failure to be complete and accurate would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. The Company and each of its subsidiaries has paid (or the Company has paid on the subsidiaries' behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Filed SEC Documents reflect reserves which are adequate in all material respects for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

         (ii) No deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, and, except as set forth on Section 2.8 of the Disclosure Schedule, no requests for waivers of the time to assess any such taxes have been granted or are pending. The Federal income tax returns of the Company and each of its subsidiaries consolidated in such returns have been examined by and settled with the United States Internal Revenue Service, or the statute of limitations on assessment or collection of any Federal income taxes due from the Company or any of its subsidiaries has expired, through such taxable years as are set forth in Section
2.8 of the Disclosure Schedule.

         (iii) As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, premium, sales, excise, employment, payroll, withholding and other taxes, tariffs or governmental charges of any nature whatsoever and any interest, penalties and additions to taxes relating thereto. As used in this Agreement, "tax returns" shall include any return, report, information return, or other document (including any related or supporting information) filed or required to be filed with any governmental agency, department, commission, board, bureau, or instrumentality in connection with the determination, assessment, collection, or administration of any taxes.


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



         2.9 No Excess Parachute Payments; Section 162(m) of the Code. (i) Except as disclosed in Section 2.9 of the Disclosure Schedule, any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

         (ii) Except as disclosed in Section 2.9 of the Disclosure Schedule, the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any subsidiary of the Company under any contract, Benefit Plan, program, arrangement or understanding currently in effect.

         2.10 Voting Requirements. The affirmative vote of a majority of the votes cast by the holders of the Shares and Preferred Shares entitled to vote thereon at the Stockholders Meeting with respect to the approval of the Merger is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

         2.11 Compliance with Applicable Laws. (i) Each of the Company and its subsidiaries has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit. Except as disclosed in the Filed SEC Documents and except with respect to matters covered by Section 2.11(iii), the Company and its subsidiaries are in compliance in all material respects with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity. Except as disclosed in the Filed SEC Documents or Section
2.11 of the Disclosure Schedule and except for routine examinations by state Governmental Entities charged with supervision of insurance companies ("Insurance Regulators") and except with respect to matters covered by Section 2.11(iii), as of the date of this Agreement, to the knowledge of the Company, no investigation by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or threatened.

         (ii) The Annual Statements (including without limitation the Annual Statements of any separate accounts) for the year ended December 31, 1995, together with all exhibits and schedules thereto, and financial statements relating thereto, and any actuarial opinion, affirmation or certification filed in connection therewith, and the Quarterly Statements for the periods

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



ended after January 1, 1996, together with all exhibits and schedules thereto, with respect to each subsidiary of the Company that is a regulated insurance company (an "Insurance Company"), in each case as filed with the applicable Insurance Regulator of its jurisdiction of domicile, were prepared in conformity with statutory accounting practices prescribed or permitted by such Insurance Regulator applied on a consistent basis ("SAP"), present fairly, in all material respects, to the extent required by and in conformity with SAP, the statutory financial condition of such Insurance Company at their respective dates and the results of operations, changes in capital and surplus and cash flow of such Insurance Company for each of the periods then ended, and were correct in all material respects when filed and there were no material omissions therefrom when filed. No deficiencies or violations material to the financial condition or operations of any Insurance Company have been asserted in writing by any Insurance Regulator which have not been cured or otherwise resolved to the satisfaction of such Insurance Regulator and which have not been disclosed in writing to Conseco prior to the date of this Agreement.

         (iii) Except as set forth in Section 2.11(iii) of the Disclosure Schedule, (a) the Company and its subsidiaries (exclusive of their agents) and, to the knowledge of the Company (without independent inquiry), their agents have marketed, sold and issued Company products in compliance, in all material respects, with all statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity applicable to the business of the Company and its subsidiaries ("Laws") in the respective jurisdictions in which such products have been sold, except where the failure to do so, individually or in the aggregate, has not had or would not reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (b) there are (x) to the knowledge of the Company, no claims asserted, (y) no actions, suits, investigations or proceedings by or before any court or other Governmental Entity or (z) no investigations by or on behalf of the Company (other than routine investigations in connection with the Company's hiring practices) ((x),
(y) and (z) being collectively referred to as "Actions") pending or, to the knowledge of the Company, threatened, against or directly involving the Company, any of its subsidiaries or, to the knowledge of the Company (without independent inquiry), any of its agents that include allegations that the Company, any of its subsidiaries or any of its agents were in violation of or failed to comply with such Laws, and, to the knowledge of the Company, no facts exist which would reasonably be expected to result in the filing or commencement of any such Action, which Actions, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, and (c) the Company and its subsidiaries are in compliance, in all material respects, with and have performed, in all material respects, all obligations required to be performed by each of them under any cease-and-desist or

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



other order issued by any Insurance Regulator or other Governmental Entity to the Company or any of its subsidiaries or under any written agreement, consent agreement, memorandum of understanding or commitment letter or similar undertaking entered into between any Insurance Regulator or other Governmental Entity and the Company or any of its subsidiaries ("Regulatory Agreement"), which Regulatory Agreement remains in effect on the date hereof, except where the failure to do so, individually or in the aggregate, has not had or would not reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         2.12 Opinion of Financial Advisor. The Company has received the opinion of Donaldson, Lufkin & Jenrette Securities Corp.
("DLJ"), dated the date hereof, to the effect that, as of such date, the consideration to be received in the Merger by the Company's stockholders is fair, from a financial point of view, to the Company's stockholders.

         2.13 Brokers. Except with respect to DLJ, all negotiations on behalf of the Company relative to this Agreement and the transactions contemplated hereby have been carried out by the Company directly with Conseco, without the intervention of any person on behalf of the Company in such manner as to give rise to any valid claim by any person against Conseco, the Company or any subsidiary for a finder's fee, brokerage commission, transaction fee, investment banking fee, or similar payment. The Company has provided Conseco with a true and complete copy of the agreement between the Company and DLJ, and the Company has no other agreements or understandings (written or oral) with respect to such services.

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF CONSECO AND RAC

         Conseco and RAC hereby represent and warrant to the Company as follows:

         3.1 Organization, Standing and Corporate Power. Each of Conseco, RAC and each Significant Subsidiary of Conseco (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Conseco, RAC and each Significant Subsidiary of Conseco is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary. Conseco has delivered to the Company complete and correct copies of its Articles of Incorporation and By-laws, as amended to the date of this Agreement. For purposes of this Agreement, a "Significant Subsidiary" of Conseco means any subsidiary of Conseco that would constitute a Significant Subsidiary within the meaning of Rule 1-02 of Regulation S-X promulgated under the Exchange Act.

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




         3.2 Conseco Capital Structure. The authorized capital stock of Conseco consists of 500,000,000 shares of Conseco Common Stock and 20,000,000 shares of preferred stock, without par value. At the close of business on December 13, 1996, (i) 67,001,181 shares of Conseco Common Stock and 4,369,700 shares of Preferred Redeemable Increased Dividend Equity Securities of Conseco (the "Conseco PRIDES") were issued and outstanding (net of treasury shares or shares held by subsidiaries), (ii) 13,403,557 shares of Conseco Common Stock were reserved for issuance pursuant to outstanding options to purchase shares of Conseco Common Stock and other benefits granted under Conseco's benefit plans (the "Conseco Stock Plans") and (iii) 8,739,400 shares of Conseco Common Stock were reserved for issuance upon conversion of the Conseco PRIDES. Except (x) as set forth above, (y) for outstanding options to purchase an aggregate of 1,039,690 shares of Bankers Life Holding Corporation under its Stock Option Plan and with respect to stock units awarded under the Conseco Stock Plans, at the close of business on December 13, 1996, and (z) as set forth in the Filed Conseco SEC Documents (as defined in Section 3.5), no shares of capital stock or other voting securities of Conseco were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Conseco are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. The authorized capital stock of RAC consists of 1,000 shares of capital stock, $.001 par value, all of which have been validly issued, are fully paid and nonassessable and are owned by Conseco free and clear of any Lien. As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Conseco or any Significant Subsidiary of Conseco having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of Conseco or any Significant Subsidiary of Conseco may vote are issued or outstanding. All the outstanding shares of capital stock of each Significant Subsidiary of Conseco have been validly issued and are fully paid and nonassessable and, except as set forth in the Filed Conseco SEC Documents, are owned by Conseco, free and clear of all Liens as of the date of this Agreement. Except as set forth above or in the Filed Conseco SEC Documents, neither Conseco nor any Significant Subsidiary of Conseco has any outstanding option, warrant, subscription or other right, agreement or commitment which either (i) obligates Conseco or any Significant Subsidiary of Conseco to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of Conseco or any Significant Subsidiary of Conseco or (ii) restricts the transfer of Conseco Common Stock.

         3.3 Authority; Noncontravention. Conseco and RAC have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Conseco and RAC and the consummation by Conseco and RAC of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of

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                                                        15

Conseco and RAC. This Agreement has been duly executed and delivered by and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes a valid and binding obligation of Conseco and RAC, enforceable against such party in accordance with its terms except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not (i) conflict with any of the provisions of the Articles of Incorporation or Bylaws of Conseco, the Certificate of Incorporation or Bylaws of RAC, or the comparable documents of any Significant Subsidiary of Conseco, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture, or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which Conseco or any of its subsidiaries is a party or by which Conseco or any of its subsidiaries or any of their assets is bound or affected, or (iii) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made is required by or with respect to Conseco or RAC in connection with the execution and delivery of this Agreement by Conseco or RAC or the consummation by Conseco or RAC, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) the filing of premerger notification and report forms under the HSR Act with respect to the Merger, (ii) the filings and/or notices required under the insurance laws of the jurisdictions set forth in Section 2.3 of the Disclosure Schedule, (iii) the filing with the SEC of the registration statement on Form S-4 to be filed with the SEC by Conseco in connection with the issuance of Conseco Common Stock in the Merger (the "Form S- 4") and such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) the filing of the certificate of merger with the Delaware Secretary of State, and appropriate documents with the relevant authorities of the other states in which the Company is qualified to do business, (v) such other consents, approvals, authorizations, filings or notices as are set forth in
Section 2.3 of the Disclosure Schedule and (vi) any applicable filings under state anti-takeover laws.


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         3.4 SEC Documents. Conseco and its subsidiaries have filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 (such documents and the exhibits thereto and documents incorporated therein by reference are hereinafter referred to as the "Conseco SEC Documents"). As of their respective dates, the Conseco SEC Documents complied with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Conseco SEC Documents, and none of the Conseco SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Conseco included in the Conseco SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X) and fairly present, in all material respects, the consolidated financial statements of Conseco and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

         3.5 Absence of Certain Changes or Events. Except as disclosed in the Conseco SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Conseco SEC Documents"), since the date of the most recent audited financial statements included in the Filed Conseco SEC Documents, Conseco has conducted its business only in the ordinary course, and there has not been (i) any change which would have a material adverse effect on the business, financial condition or results of operations of Conseco and its subsidiaries, taken as a whole, (ii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to any of Conseco's outstanding capital stock (other than the declaration of a cash dividend payable January 2, 1997 of $.0625 per share on Conseco Common Stock and regular cash dividends on the Conseco PRIDES, in accordance with usual record and payment dates and in accordance with Conseco's dividend policy and Articles of Incorporation at the date of such payment),
(iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iv) any change in accounting methods, principles or practices by Conseco materially affecting its assets, liabilities or business, except as may have been required by a change in generally accepted accounting principles.


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         3.6  Compliance  with  Applicable  Laws.  (i) Each of  Conseco  and its subsidiaries has in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit. Except as disclosed in the Filed Conseco SEC Documents and except with respect to matters covered by
Section 3.6(iii), Conseco and its subsidiaries are in compliance in all material respects with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity. Except as disclosed in the Filed Conseco SEC Documents and except for routine examinations by Insurance Regulators and except with respect to matters covered by Section 3.6(iii), as of the date of
this  Agreement,   to  the  knowledge  of  Conseco,   no  investigation  by  any
Governmental Entity with respect to Conseco or any of its subsidiaries is pending or threatened.

         (ii) The Annual Statements (including without limitation the Annual Statements of any separate accounts) for the year ended December 31, 1995, together with all exhibits and schedules thereto, and any actuarial opinion, affirmation or certification filed in connection therewith, and the Quarterly Statements for the periods ended after January 1, 1996, together with all exhibits and schedules thereto, with respect to each subsidiary of Conseco that is an Insurance Company, in each case as filed with the applicable Insurance Regulator of its jurisdiction of domicile, were prepared in conformity with, present fairly, in all material respects, to the extent required by and in conformity with SAP, the statutory financial condition of such Insurance Company at their respective dates and the results of operations, changes in capital and surplus and cash flow of such Insurance Company for each of the periods then ended, and were correct in all material respects when filed and there were no material omissions therefrom when filed. No deficiencies or violations material to the financial condition or operations of any Insurance Company have been asserted in writing by any Insurance Regulator which have not been cured or otherwise resolved to the satisfaction of such Insurance Regulator and which have not been disclosed in writing to the Company prior to the date of this Agreement.

         (iii) Except as set forth in the Filed Conseco SEC Documents, (a) Conseco and its subsidiaries (exclusive of their agents) and, to the knowledge of Conseco (without independent inquiry), their agents have marketed, sold and issued Conseco products in compliance, in all material respects, with all statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity applicable to the business of Conseco and its subsidiaries ("Conseco Laws") in the respective jurisdictions in which such products have been sold, except where the failure to do so, individually or in the aggregate, has not had or would not reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Conseco and its subsidiaries, taken as a whole, (b) there are (x) to the knowledge of Conseco, no claims asserted, (y) no actions, suits, investigations or proceedings by or before any court or other

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Governmental  Entity or (z) no  investigations by or on behalf of Conseco (other than routine investigations in connection with Conseco's hiring practices) ((x),
(y) and (z) being collectively referred to as "Conseco Actions") pending or, to the knowledge of Conseco, threatened, against or involving Conseco, any of its subsidiaries or, to the knowledge of Conseco (without independent inquiry), any of its agents that include allegations that Conseco, any of its subsidiaries or any of its agents were in violation of or failed to comply with such Conseco Laws, and, to the knowledge of Conseco, no facts exist which would reasonably be expected to result in the filing or commencement of any such Conseco Action, which Conseco Actions, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Conseco and its subsidiaries, taken as a whole, and
(c) Conseco and its subsidiaries are in compliance, in all material respects, with and have performed, in all material respects, all obligations required to be performed by each of them under any cease-and-desist or other order issued by any Insurance Regulator or other Governmental Entity to Conseco or any of its subsidiaries or under any written agreement, consent agreement, memorandum of understanding or commitment letter or similar undertaking entered into between any Insurance Regulator or other Governmental Entity and Conseco or any of its
subsidiaries   ("Conseco  Regulatory   Agreement"),   which  Conseco  Regulatory
Agreement remains in effect on the date hereof, except where the failure to do so, individually or in the aggregate, has not had or would not reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Conseco and its subsidiaries, taken as a whole.

         3.7 No Prior Activities. RAC has not incurred, and will not incur, directly or through any subsidiary, any liabilities or obligations for borrowed money or otherwise, except incidental liabilities or obligations not for borrowed money incurred in connection with its organization and except in connection with obtaining financing in connection with the Merger. Except as contemplated by this Agreement, RAC (i) has not engaged, directly or through any subsidiary, in any business activities of any type or kind whatsoever, (ii) has not entered into any agreements or arrangements with any person or entity, and
(iii) is not subject to or bound by any obligation or undertaking.

         3.8 Brokers. All negotiations on behalf of Conseco relative to this Agreement and the transactions contemplated hereby have been carried out by Conseco directly with the Company, without the intervention of any person on behalf of Conseco in such manner as to give rise to any valid claim by any person against the Company or any of its subsidiaries for a finder's fee, brokerage commission, transaction fee, investment banking fee, or similar payment.

         3.9 Voting Requirements. No authorization or approval by the holders of any class or series of Conseco's capital stock is necessary to approve this Agreement or the transactions contemplated by this Agreement.

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



                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

         4.1 Preparation of Form S-4 and the Proxy Statement; Information Supplied.

         (a) As soon as practicable following the date of this Agreement, the Company and Conseco shall prepare and file with the SEC the Proxy Statement and Conseco shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Conseco shall use commercially reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use commercially reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Conseco shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Conseco Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of the Common Stock as may be reasonably requested in connection with any such action.

         (b) The Company agrees that none of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the Form S-4, as then amended or supplemented, will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined in Section 4.2), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company agrees that the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except with respect to statements made or incorporated by reference therein based on information supplied by Conseco or RAC specifically for inclusion or incorporation by reference in the Proxy Statement.

         (c) Conseco agrees that none of the information supplied or to be supplied by Conseco or RAC specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or

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



necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined in Section 4.2), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Conseco agrees that the Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, except with respect to statements made or incorporated by reference based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

         4.2 Meeting of Stockholders. The Company will take all action necessary in accordance with applicable law and its Certificate of Incorporation and By-laws to convene a meeting of its stockholders (the "Stockholders Meeting") to consider and vote upon the approval of the Merger. Subject to Section 4.9 hereof, the Company will, through its Board of Directors, recommend to its stockholders approval of this Agreement and the Merger. Without limiting the generality of the foregoing, the Company agrees that, subject to its right to terminate this Agreement pursuant to Section 4.9, its obligations pursuant to the first sentence of this Section 4.2 shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal (as defined in Section 4.8) or (ii) the withdrawal or modification by the Board of Directors of the Company of its approval or recommendation of this Agreement or the Merger. The Company will use commercially reasonable efforts to hold the Stockholders Meeting and (subject to Section 4.9 hereof) to obtain the favorable vote of its stockholders as soon as practicable after the date hereof.

         4.3 Letter of the Company's Accountants. The Company shall use commercially reasonable efforts to cause to be delivered to Conseco a letter of Ernst & Young LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and a letter of Ernst & Young LLP, dated a date within two business days before the Closing Date, addressed to Conseco, in form and substance reasonably satisfactory to Conseco and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

         4.4 Letter of Conseco's Accountants. Conseco shall use commercially reasonable efforts to cause to be delivered to the Company a letter of Coopers & Lybrand L.L.P., Conseco's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and a letter of Coopers & Lybrand L.L.P., dated a date within two business days before the Closing Date, each addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

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




         4.5 Access to Information; Confidentiality. Upon reasonable notice, each of the Company and Conseco shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, counsel, financial advisors and other representatives of such other party reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Conseco shall, and shall cause each of its respective subsidiaries to, furnish as promptly as practicable to the other party such information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. Except as required by law, Conseco will hold, and will cause its respective directors, officers, partners, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information obtained from the Company in confidence to the extent required by, and in accordance with, the provisions of the letter dated November 14, 1996, between Conseco and the Company (the "Confidentiality Agreement"). Except as required by law, the Company will hold, and will cause its directors, officers, partners, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information obtained from Conseco in confidence to the extent required by, and in accordance with, the Confidentiality Agreement.

         4.6 Commercially Reasonable Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement.

         4.7 Public Announcements. Conseco and the Company will consult and make a good faith effort to agree with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

         4.8 Acquisition Proposals. The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as hereinafter defined) or (ii) participate in any

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



discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that nothing contained in this
Section 4.8 shall prohibit the Board of Directors of the Company from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal if, and only to the extent that (A) the Board of Directors of the Company, after consultation with and based upon the advice of outside counsel, determines in good faith that in order for the Board of Directors of the Company to comply with its fiduciary duties to stockholders under applicable law it should take such action and (B) prior to taking such action, the Company (x) provides reasonable notice to Conseco to the effect that it is taking such action and (y) receives from such person or entity an executed confidentiality agreement in reasonably customary form. Notwithstanding anything in this Agreement to the contrary, the Company shall
(i) promptly advise Conseco orally and in writing of (A) the receipt by it (or any of the other entities or persons referred to above) after the date hereof of any Acquisition Proposal, or any inquiry which could lead to any Acquisition Proposal, (B) the material terms and conditions of such Acquisition Proposal or inquiry, and (C) the identity of the person making any such Acquisition Proposal or inquiry, and (ii) keep Conseco fully informed of the status and details of any such Acquisition Proposal or inquiry. Notwithstanding the immediately preceding sentence, the Company may delay providing any of the information described in clause (i) (B), (i) (C) or (ii) of such sentence if, and for so long as, the Board of Directors of the Company, after consultation with outside counsel, determines and continues to believe in good faith that in order to comply with its fiduciary duties to stockholders under applicable law it should not provide such information. For purposes of this Agreement, "Acquisition Proposal" means any bona fide proposal with respect to a merger, consolidation, share exchange or similar transaction involving the Company or any subsidiary of the Company, or any purchase of all or any significant portion of the assets of the Company or any subsidiary of the Company, or any equity interest in the Company or any subsidiary of the Company, other than the transactions contemplated hereby.

         4.9 Fiduciary  Duties.  The Board of Directors of the Company shall not
(i) withdraw or modify, in a manner materially adverse to Conseco or RAC, the approval or recommendation by such Board of Directors of this Agreement or the Merger, or (ii) enter into any agreement with respect to any Acquisition Proposal, unless the Company receives an Acquisition Proposal and the Board of Directors of the Company determines in good faith, following consultation with outside counsel, that in order to comply with its fiduciary duties to stockholders under applicable law the Board of Directors should withdraw or modify, in a manner materially adverse to Conseco or RAC, its approval or recommendation of this Agreement or the Merger, or enter into an

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



agreement with respect to such Acquisition Proposal or terminate this Agreement. In the event the Board of Directors of the Company takes any of the foregoing actions, the Company shall, concurrently with the taking of any such action, pay to Conseco the Section 4.11 Fee pursuant to Section 4.11. Subject to the provisions of the first sentence of this Section 4.9, nothing contained in this
Section 4.9 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders which, in the good faith reasonable judgment of the Board of Directors of the Company after consultation with outside counsel, should be made under applicable law. Notwithstanding anything contained in this Agreement to the contrary, (x) any action by the Board of Directors permitted by this Section 4.9 shall not constitute a breach of this Agreement by the Company and (y) a "stop-look-and-listen" communication with respect to the Merger or this Agreement of the nature contemplated in Rule 14d-9 under the Exchange Act made by the Company as a result of an Acquisition Proposal shall in no event be deemed a withdrawal or modification by the Board of Directors of the Company of its approval or recommendation of this Agreement or the Merger.

         4.10 Consents, Approvals and Filings. The Company and Conseco will make and cause their respective subsidiaries to make all necessary filings, as soon as practicable, including, without limitation, those required under the HSR Act, the Securities Act, the Exchange Act, and applicable state insurance laws in order to facilitate prompt consummation of the Merger and the other transactions contemplated by this Agreement. In addition, the Company and Conseco will each use commercially reasonable efforts, and will cooperate fully with each other
(i) to comply as promptly as practicable with all governmental requirements applicable to the Merger and the other transactions contemplated by this Agreement and (ii) to obtain as promptly as practicable all necessary permits, orders or other consents of Governmental Entities and consents of all third parties necessary for the consummation of the Merger and the other transactions contemplated by this Agreement. Each of the Company and Conseco shall use commercially reasonable efforts to promptly provide such information and communications to Governmental Entities as such Governmental Entities may reasonably request. Each of the parties shall provide to the other party copies of all applications in advance of filing or submission of such applications to Governmental Entities in connection with this Agreement and shall make such revisions thereto as reasonably requested by such other party. Each party shall provide to the other party the opportunity to attend all meetings and participate in all material conversations with Governmental Entities.

         4.11 Certain Fees. (a) The Company shall pay to Conseco upon demand $8.0 million (the "Section 4.11 Fee"), payable in same-day funds, if a bona fide Acquisition Proposal is commenced, publicly proposed, publicly disclosed or communicated to the Company (or the willingness of any person to make such an Acquisition Proposal

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



is publicly disclosed or communicated to the Company) and the Board of Directors of the Company, in accordance with Section 4.9, withdraws or modifies in a manner materially adverse to Conseco its approval or recommendation of this Agreement or the Merger or enters into an agreement with respect to such Acquisition Proposal (other than a confidentiality agreement as contemplated by Section 4.8), or terminates this Agreement; provided, however, that no such fee shall be payable if this Agreement shall have been terminated in accordance with any of the provisions of Section 7.1 (other than Section 7.1(b)(iv)).

         (b) Unless Conseco is materially in breach of this Agreement or is unable to satisfy the condition of Section 6.3(a) hereof, the Company shall pay to Conseco upon demand an amount, not to exceed $1,000,000, to reimburse Conseco for its Expenses (as such term is defined in subparagraph (c) of this Section 4.11), payable in same-day funds, if the requisite approval of the Company's stockholders for the Merger is not obtained (other than the circumstances specified in Section 4.11(a) hereof) and all other conditions contained in
Section 6.1 of this Agreement have been satisfied, waived or, with respect to any condition not then satisfied, it is substantially likely that such condition will be satisfied on or before May 31, 1997, through the exercise of commercially reasonable efforts to procure the satisfaction thereof.

         (c) For purposes of this Section 4.11, "Expenses" shall mean all documented, reasonable out-of-pocket fees and expenses incurred or paid by or on behalf of Conseco to third parties in connection with the Merger or the consummation of any of the transactions contemplated by this Agreement, including all printing costs and reasonable fees and expenses of counsel, investment banking firms, accountants, experts and consultants.

         4.12 Affiliates and Certain Stockholders. Prior to the Closing Date, the Company shall deliver to Conseco a letter identifying all persons who are, at the time the Merger is submitted for approval to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use commercially reasonable efforts to cause each such person to deliver to Conseco on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A to the Disclosure Schedule. Conseco shall maintain the effectiveness of the Form S-4 subsequent to the Closing Date for the purpose of resales of Conseco Common Stock by such affiliates, but shall not thereafter be required to file any post-effective amendment thereto in accordance with Item 512(a) of Regulation S-K under the Securities Act. Subject to the remainder of this Section 4.12, Conseco shall not otherwise be required to maintain the effectiveness of the Form S-4 or any other registration statement under the Securities Act for the purposes of resale of Conseco Common Stock by such affiliates and the certificates representing
Conseco Common Stock received by such affiliates in the Merger shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section 4.12.


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         In the case of the Form S-4 to be  maintained  effective  following the
Closing Date with respect to affiliate resales in accordance with the third sentence of this Section 4.12, Conseco shall (i) provide to such affiliate such reasonable number of copies of the registration statement, the prospectus, and such other documents as the affiliates may reasonably request in order to facilitate the public offering of such securities; (ii) pay all expenses of such registration other than underwriting or sales commissions; and (iii) indemnify such affiliates, each of their officers and directors and partners, and each person controlling such affiliates within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in such registration statement or prospectus, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of circumstances in which they were made, not misleading, or any violation by Conseco of the Securities Act or any rule or regulation in connection with such registration, and reimburse each such person for any legal and any other expenses reasonably incurred (as they are incurred) in connection with investigating, preparing or defending any such claim, loss, damage, liability or action.

         4.13 NYSE Listing. Conseco shall use commercially reasonable efforts to cause the shares of Conseco Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

         4.14 Stockholder Litigation. The Company shall give Conseco the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to the transactions contemplated by this Agreement; provided, however, that no such settlement shall be agreed to without Conseco's consent, which consent shall not be unreasonably withheld.

         4.15 Indemnification. (a) The certificate of incorporation and by-laws of the Company and each of the Company's subsidiaries shall contain the provisions with respect to indemnification set forth therein on the date of this Agreement, and such provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of the Company or any of its subsidiaries (the "Indemnified Parties") in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law.


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



         (b) On or before the Effective Time, Conseco shall enter into indemnification agreements as set forth in Section 4.15 of the Disclosure Schedule.

         (c) The provisions of this Section 4.15 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and the heirs and personal representatives of such Indemnified Party and shall be binding on all successors and assigns of Conseco and the Company.

         4.16 Stock Options. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering a Company Stock Plan) shall adopt such resolutions or take such actions as may be required to adjust the terms of all outstanding Company Stock Options in accordance with Section 1.9(d) and shall make such other changes to the Company Stock Plan as it deems appropriate to give effect to the Merger (subject to the approval of Conseco, which shall not be unreasonably withheld). The parties agree that after the date hereof, except for the Company Stock Options outstanding on the date hereof and any changes thereto described in or contemplated by this Agreement and except as set forth in
Section 4.16 of the Disclosure Schedule, no options, warrants or other rights of any kind to purchase capital stock of the Company shall be granted or made, under the Company Stock Plan or otherwise, and no amendment, repricing or other change to the outstanding Company Stock Options shall be made, without the prior written consent of Conseco, and any such grant, issuance, amendment, repricing or other change without Conseco's consent shall be null, void and unenforceable against Conseco.

         (b) Conseco shall take all corporate action necessary to reserve and maintain as reserved for issuance a sufficient number of shares of Conseco
Common Stock for delivery upon exercise of the Company Stock Options and warrants. Prior to the Effective Time, Conseco shall have filed a registration statement on Form S- 8 (or any successor form) or another appropriate form with respect to the shares of Conseco Common Stock subject to the Company Stock Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as Company Stock Options remain outstanding.

         4.17 Officers' Certificates Relating to Tax Treatment. Conseco shall provide to the Tax Opinion Provider (as defined in Section 6.3(c) hereof), a certificate in the form agreed to by Conseco, which agreement shall not be unreasonably withheld, dated the Closing Date and signed on behalf of Conseco by the chief executive officer and the chief financial officer of Conseco. The Company shall provide to the Tax Opinion Provider a certificate in the form agreed to by the Company, which agreement shall not be unreasonably withheld, dated the Closing Date and signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company.

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




         4.18 Severance and Other Payments. If, after the Effective Time, the employment of employees of the Company is terminated, the Employee Severance Pay Plan of Conseco shall be applicable to such employees giving credit for service to the Company as service to Conseco; provided, however, that employees who as of the date of this Agreement either (i) have a contract with the Company or one of its subsidiaries which provides for a greater payment upon termination of employment or (ii) are covered by the Company's severance policy for officers shall be entitled to the payments specified by such contract or policy in lieu of any amounts under the Employee Severance Pay Plan of Conseco. Section 4.18 of the Disclosure Schedule identifies all contracts and Benefit Plans of the Company or any of its subsidiaries which obligate the Company to make payments to any employee upon termination of employment. In addition, an aggregate of up to $5 million of additional payments may be paid within twelve months after the Closing Date to employees of the Company in such manner and in such proportions as shall be determined from time to time by the Company's present chief executive officer after consultation with the Chief Operations Officer of Conseco or his designee.

         4.19 Employment Agreement. The Company shall enter into the employment agreement with Peter W. Nauert described in Section 4.19 of the Disclosure Schedule. Such employment agreement shall be subject to the approval of Conseco, which shall not be unreasonably withheld.

         4.20 Existing Employment Agreements. The existing employment agreements between the Company and Thomas J. Brophy and Charles R. Scheper, respectively, will be terminated at the Effective Time and such individuals will be entitled to receive from the Company on the Closing Date an amount equal to the aggregate of the remaining amounts payable under such employment agreements. The employment agreement between the Company and Peter W. Nauert will be terminated at the Effective Time and Mr. Nauert will be entitled to receive $4.5 million from the Company on the Closing Date.

                                    ARTICLE V

               COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO
                                     MERGER

         5.1 Conduct of Business by the Company. Except as contemplated by this Agreement or as set forth in Section 5.1 of the Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, act and carry on their respective businesses  in the  ordinary  course of business  and, to the extent  consistent therewith, use reasonable efforts to preserve intact their current business organizations, keep available the services of their current key officers and employees and preserve the goodwill of those engaged in material business relationships with them. In addition, the Company agrees to allow representatives of Conseco to have access to the management and other personnel of

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



the Company so that Conseco can be fully informed at all times as to significant executive, legal, financial, marketing and other operational matters involving the Company, its subsidiaries or their businesses. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to, without the prior consent of Conseco:

                  (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of the Company's outstanding capital stock (other than regular quarterly cash dividends not in excess of $0.055 per Share, with usual record and payment dates and in accordance with the Company's present dividend policy), (y) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, or (z) purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares;

                  (ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities other than upon the exercise of Company Stock Options outstanding on the date of this Agreement or as set forth in Section 4.16 of the Disclosure Schedule;

                  (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

                  (iv) acquire, form or commence the operations of any business or any corporation, partnership, joint venture, association or other business organization or division thereof;

                  (v) sell, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets that are material to the Company and its subsidiaries taken as a whole, except in the ordinary course of business;

                  (vi)(x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, other than indebtedness under any credit agreement in effect on the date of this Agreement or indebtedness owing to or guarantees of indebtedness owing to the Company or any direct or indirect wholly-owned subsidiary of the Company or (y) make any loans or advances to any other person, other than to the Company, or to any direct or indirect wholly-owned subsidiary of the Company and other than routine advances to agents and employees;


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



                  (vii) make any tax election or settle or compromise any income tax liability that would reasonably be expected to be material to the Company and its subsidiaries taken as a whole;

                  (viii) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

                  (ix) invest its future cash flow, any cash from matured and maturing investments, any cash proceeds from the sale of its assets and properties, and any cash funds currently held by it, in any investments other than cash equivalent assets or in short-term investments (consisting of United States government issued or guaranteed securities, or commercial paper rated A-1 or P-1), except (i) as otherwise required by law, (ii) as required to provide cash (in the ordinary course of business and consistent with past practice) to meet its actual or anticipated obligations or (iii) publicly-traded corporate bonds that are rated investment grade by at least two nationally recognized statistical rating organizations;

                  (x)      except as may be required by law,

                           (i) make any representation or promise, oral or written, to any employee or former director, officer or employee of the Company or any subsidiary which is inconsistent with the terms of any Benefit Plan;

                           (ii) make any  change  to,  or amend in any way,  the
                  contracts, salaries, wages, or other compensation of any employee or any agent or consultant of the Company or any subsidiary other than (a) changes or amendments that are required under existing contracts, (b) individual, routine changes with respect to employees that are made in the ordinary course of business and consistent with past practice and do not exceed 6% or (c) changes with respect to agents or consultants that are made in the ordinary course of business and consistent with past practice;

                           (iii) adopt,  enter into, amend,  alter or terminate,
                  partially or completely, any Benefit Plan or any election made pursuant to the provisions of any Benefit Plan, to accelerate any payments, obligations or vesting schedules under any Benefit Plan; or

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





                           (iv) approve any general or company-wide pay
                  increases for employees;

                  (xi) except in the ordinary course of business, materially modify, amend or terminate any material agreement, permit, concession, franchise, license or similar instrument to which the Company or any subsidiary is a party or waive, release or assign any material rights or claims thereunder;

                  (xii) hold any meeting of the board of directors of the Company or any subsidiary or any committee of any such board, or take any action by written consent of any such board or committee, without providing to Conseco (i) notice of any such meeting no later than the date notice is given to the board of directors or in advance of the date of any proposed action by written consent and (ii) with such notice, an agenda of the specific matters intended to be considered at such meeting or a copy of the proposed written consent, unless, in the reasonable good faith judgment of the President or Chairman of the Company, providing prior notice of any agenda item or any item of such written consent will prejudice the ability of the board of directors or any committee of the board of directors to discharge its duties, in which case such item may be omitted from the agenda or written consent provided to Conseco; or

                  (xiii) authorize any of, or commit or agree to take any of, the foregoing actions.

         5.2 Conduct of Business by Conseco. During the period from the date of this Agreement to the Effective Time, Conseco shall, and shall cause its subsidiaries to, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time.

         5.3 Other Actions. The Company and Conseco shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement becoming untrue in any material respect or (ii) any of the conditions of the Merger set forth in
Article VI not being satisfied.

         5.4 Conduct of Business of RAC. During the period from the date of this Agreement to the Effective Time, RAC shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.


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



                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the stockholders of the Company in the manner contemplated in Section 2.10 hereof.

                  (b) Governmental and Regulatory Consents. All required consents, approvals, permits and authorizations to the consummation of the transactions contemplated hereby by the Company, Conseco and RAC shall be obtained, in each case without the material abrogation or diminishment of the authority or license of any Insurance Company subsidiary of the Company or the imposition of significant restrictions upon the transactions contemplated hereby, from (i) the Insurance Regulators in the jurisdictions set forth in Section 6.1(b) of the
         Disclosure Schedule, and (ii) any other Governmental Entity whose consent, approval, permission or authorization is required by reason of a change in law after the date of this Agreement, unless the failure to obtain such consent, approval, permission or authorization would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or on the validity or enforceability of this Agreement. Notwithstanding the foregoing, in the event that all governmental and regulatory consents required hereunder shall have been obtained except the approval of the Insurance Regulator of any life insurance subsidiary of the Company which does not constitute a "significant subsidiary" (within the meaning of Rule 1-02 of Regulation S-X of the SEC) of the Company (a "Non-Significant Life Subsidiary") to the transfer of control of such Non-Significant Life Subsidiary, then, subject to Article VII hereof, at any time thereafter at the option of Conseco, the parties shall take one of the following actions with respect to such Non-Significant Life Subsidiary and otherwise proceed to consummate the Merger in accordance with this
         Agreement: (a) place into escrow, pursuant to an escrow agreement reasonably acceptable to the parties, the outstanding shares of capital stock of such Non-Significant Life Subsidiary; such escrow agreement shall contain customary provisions concerning duties and responsibilities of the escrow agent and payment of the fees and expenses of the escrow agent and shall provide that (i) pending transfer of control of the Non-Significant Life Subsidiary to Conseco, its current Board of Directors shall retain all power to vote its shares of capital stock and to direct its business not inconsistent with this Agreement, (ii) promptly following

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



         receipt of the approval of the Insurance Regulator, control of the capital stock of such Non-Significant Life Subsidiary shall be transferred to Conseco and (iii) at any time following June 30, 1997 and prior to receipt of the Insurance Regulator's approval, Conseco may elect to terminate the escrow agreement, in which event such Non-Significant Life Subsidiary shall be liquidated and dissolved and the proceeds thereof shall be paid to Conseco; (b) cause such Non-Significant Life Subsidiary to surrender its certificate of authority to do business in its state of domicile; (c) cause such Non-Significant Life Subsidiary to commence proceedings for its liquidation and dissolution; (d) enter into an agreement for the sale and transfer of the Non-significant Life Subsidiary to a third party; or (e) take such other action as may be mutually agreeable to the Company and Conseco.

                  (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have otherwise expired.

                  (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the parties invoking this condition shall use commercially reasonable efforts to have any such order or injunction vacated.

                  (e) NYSE Listing. The shares of Conseco Common Stock issuable to the Company's stockholders pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

                  (f) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

         6.2 Conditions to Obligations of Conseco and RAC. The obligations of Conseco and RAC to effect the Merger are further subject to the following conditions:

                  (a)      Representations and Warranties.  The
         representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and as of the Closing Date (except to the extent that they expressly relate only to an earlier time, in which case they shall have been true and correct as of such earlier time and except for actions contemplated by this Agreement), other than such breaches of representations and warranties which in the aggregate would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. The Company shall

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         have  delivered to Conseco a certificate  dated as of the Closing Date, signed by its Chief Executive Officer and its Chief Financial Officer, in their capacities as officers of the Company, to the effect set forth in this Section 6.2(a).

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date and shall not have willfully or intentionally (i) breached any of its representations or warranties herein or (ii) failed to perform or satisfy any of its obligations or covenants hereunder, and Conseco shall have received a certificate dated as of the Closing Date signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

           6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Conseco and RAC contained in this Agreement shall have been true and correct on the date of this Agreement and as of the Closing Date (except to the extent that they expressly relate only to an earlier time, in which case they shall have been true and correct as of such earlier time), other than such breaches of representations and warranties which in the aggregate would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Conseco and its subsidiaries taken as a whole. Conseco shall have delivered to the Company a certificate dated as of the Closing Date, signed by its Chief Executive Officer and its Chief Financial Officer, in their capacities as officers of Conseco, to the effect set forth in this Section 6.3(a).

                  (b) Performance of Obligations of Conseco. Conseco and RAC shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date and shall not have willfully or intentionally (i) breached any of their representations or warranties herein or (ii) failed to perform or satisfy any of their obligations or covenants hereunder, and the Company shall have received a certificate dated as of the Closing Date signed on behalf of Conseco by its Chief Executive Officer and its Chief Financial Officer to such effect.

                  (c) Opinion of Counsel. The Company shall have received the opinion dated the Closing Date of McDermott, Will & Emery, counsel to the Company, or such other legal counsel reasonably acceptable to the Company and Conseco (the "Tax Opinion Provider") to the effect that the Merger will be treated as a reorganization under Section 368(a)(2)(E) of the

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         Code as a result of which the  stockholders  of the Company will not be subject to federal income tax on the receipt of shares of Conseco Common Stock in exchange for Shares pursuant to the Merger.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company:

                  (a) by mutual written consent of Conseco and the Company; or

                  (b)      by either Conseco or the Company:

                           (i) if, upon a vote at a duly held Stockholders Meeting or any adjournment thereof, any required approval of the stockholders of the Company shall not have been obtained;

                           (ii) at any time after March 31, 1997,  if the Merger
                  shall not have been consummated by such date, unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that either party may by notice to the other extend such date to May 31, 1997 unless the condition to closing set forth in Section 6.1(d) is not satisfied as of March 31, 1997;

                           (iii) if any Governmental Entity shall have issued an
                  order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

                           (iv) if the Board of Directors  of the Company  shall
                  have exercised its rights set forth in Section 4.9 of this Agreement.

         7.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Conseco as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Conseco, RAC or the Company, other than the last two sentences of Section 4.5 and Sections 2.13, 3.8, 4.11, 7.2 and 10.2. Nothing contained in this Section shall relieve any party from any liability resulting from any material breach of the representations, warranties, covenants or agreements set forth in this Agreement.


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         7.3 Amendment. Subject to the applicable provisions of the DGCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after approval of the Merger by the stockholders of the Company, no amendment shall be made which reduces the consideration payable in the Merger or adversely affects the rights
of  the  Company's   stockholders   hereunder   without  the  approval  of  such
stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         7.4 Extension; Waiver. At any time prior to the Effective Time, each party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to Section 7.3, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         7.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section
7.4 shall, in order to be effective, require in the case of Conseco, RAC or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.


                                  ARTICLE VIII

                             SURVIVAL OF PROVISIONS

         8.1 Survival. The representations and warranties respectively required to be made by the Company, Conseco and RAC in this Agreement, or in any certificate, respectively, delivered by the Company or Conseco pursuant to
Section 6.2 or Section 6.3 hereof will not survive the Closing.


                                   ARTICLE IX

                                     NOTICES

         9.1 Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given if delivered, telecopied or mailed, by certified mail, return receipt requested, first-class postage prepaid, to the parties at the following addresses:

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         If to the Company, to:

                  Pioneer Financial Services, Inc.
                  1750 East Golf Road
                  Schaumburg, Illinois 60173

                  Attention:  Billy B. Hill, Jr.
                  Telephone:  (847) 413-7077
                  Telecopy:   (847) 413-7194

         with a copy to:

                  McDermott, Will & Emery
                  227 West Monroe Street
                  Chicago, Illinois  60606

                  Attention:  Stanley H. Meadows, P.C.
                  Telephone:  (312) 984-7570
                  Telecopy:   (312) 984-3669

         If to Conseco or RAC, to:

                  Conseco, Inc.
                  11825 N. Pennsylvania Street
                  Carmel, Indiana  46032

                  Attention:  Lawrence W. Inlow
                  Telephone:  (317) 817-6163
                  Telecopy:   (317) 817-6327

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Article IX will, if delivered personally, be deemed given upon delivery, will, if delivered by telecopy, be deemed delivered when confirmed and will, if delivered by mail in the manner described above, be deemed given on the third Business Day after the day it is deposited in a regular depository of the United States mail. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.


                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 Entire Agreement. Except for documents executed by the Company, Conseco and RAC pursuant hereto, this Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this Agreement (including the exhibits hereto, the Disclosure Schedule, the Conseco Disclosure Schedule and other documents delivered in connection herewith) and the Confidentiality

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Agreement  contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof. The parties agree that any item disclosed in any section of the Disclosure Schedule or the Conseco Disclosure Schedule
shall  be  deemed  to  be  disclosed   for  all  purposes  of  this   Agreement,
notwithstanding the fact that such item was not disclosed in any other section of the Disclosure Schedule or the Conseco Disclosure Schedule.

         10.2 Expenses. Except as otherwise expressly provided in Section 4.11, whether or not the Merger is consummated, each of the Company, Conseco and RAC will pay its own costs and expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

         10.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         10.4 No Third Party Beneficiary. Except as otherwise provided herein, the terms and provisions of this Agreement are intended solely for the benefit of the parties hereto, and their respective successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

         10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         10.6 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

         10.7 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

         10.8 Headings, Gender, etc. The headings used in this Agreement have been inserted for convenience and do not constitute

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


matter to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (e) all references to "dollars" or "$" refer to currency of the United States of America; and (f) the term "person" shall include any natural person, corporation, limited liability company, general partnership, limited partnership, or other entity, enterprise, authority or business organization.

         10.9 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of the Company or Conseco under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Conseco and the Company, effective as of the date first written above.

                                          CONSECO, INC.



                                          By:    /s/ STEPHEN C. HILBERT
                                                 -----------------------
                                                 Stephen C. Hilbert,
                                                 Chairman of the Board


                                          ROCK ACQUISITION COMPANY



                                          By:    /s/ STEPHEN C. HILBERT
                                                 -----------------------
                                                 Stephen C. Hilbert, President


                                          PIONEER FINANCIAL SERVICES, INC.



                                          By:    /s/ PETER W. NAUERT
                                                 ----------------------
                                                 Peter W. Nauert,
                                                 Chairman of the Board


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